Exhibit 10.2

AMENDMENT NO. 8 AND JOINDER AGREEMENT TO

CREDIT AND SECURITY AGREEMENT AND LIMITED CONSENT

THIS AMENDMENT NO. 8 AND JOINDER AGREEMENT TO CREDIT AND SECURITY AGREEMENT AND LIMITED CONSENT (this “Amendment”) is dated as of the 15th day of September, 2017, by and among PEOPLESERVE, INC., a Massachusetts corporation, MONROE STAFFING SERVICES, LLC, a Delaware limited liability company, FARO RECRUITMENT AMERICA, INC., a New York corporation, and LIGHTHOUSE PLACEMENT SERVICES, INC., a Massachusetts corporation, and PEOPLESERVE PRS, INC., a Massachusetts corporation (each of the foregoing Persons being referred to herein individually as a “Existing Borrower”, and collectively as “Existing Borrowers”) and STAFFING 360 GEORGIA, LLC, a Georgia limited liability company (“New Borrower”; and together with Existing Borrowers and each Subsidiary joining the Credit Agreement as hereinafter defined as a Borrower, individually, each a “Borrower” and collectively, “Borrowers”), STAFFING 360 SOLUTIONS, INC., a Delaware corporation (as “Parent”), and MIDCAP FUNDING X TRUST, a Delaware statutory trust, as successor-by-assignment to MidCap Financial Trust (as Agent for Lenders, “Agent”, and individually, as a Lender), and the other financial institutions or other entities from time to time parties to the Credit Agreement referenced below, each as a Lender.

RECITALS

A.Borrowers, Agent and Lenders are party to that certain Credit and Security Agreement dated as of April 8, 2015 (as amended by that certain Amendment No. 1 and Joinder Agreement to Credit and Security Agreement dated as of July 13, 2015, by that certain Amendment No. 2 to Credit and Security Agreement dated as of August 31, 2015, by that certain Overadvance Letter dated October 9, 2015, by that certain Overadvance Letter dated as of November 20, 2015, by that certain Overadvance Letter dated as of February 8, 2016, by that certain Amendment No. 3 to Credit and Security Agreement and Limited Waiver dated as of February 8, 2016, by that certain Amendment No. 4 and Joinder Agreement to Credit and Security Agreement dated as of July 11, 2016, by that certain Amendment No. 5 to Credit and Security Agreement dated as of September 26, 2016, by that certain Amendment No. 6 to Credit and Security Agreement and Limited Consent dated as of January 26, 2017, by that certain Amendment No. 7 to Credit and Security Agreement and Limited Consent dated as of June 5, 2017 (“Amendment No. 7”), as amended hereby and as it may be further amended, modified and restated from time to time, the “Credit Agreement”).  Capitalized terms used but not otherwise defined in this Amendment shall have the meanings set forth in the Credit Agreement.

B.Pursuant to Section 4.11(c) of the Credit Agreement, the Existing Borrowers are required to cause New Borrower to join the Credit Agreement as a “Borrower”, and subject to and in accordance with the terms and conditions of this Amendment and the applicable requirements of the Credit Agreement, Borrowers, Agent and Lenders are willing to enter into this Amendment to join New Borrower as a “Borrower” under the Credit Agreement and the other Financing Documents.

C.Borrowers, Agent and Lenders have agreed to amend the Credit Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent, Lenders, Parent and Borrowers hereby agree as follows:

1.Recitals. This Amendment shall constitute a Financing Document and the Recitals set forth above shall be construed as part of this Amendment as if set forth fully in the body of this Amendment.

2.Joinder.  Subject to the satisfaction of the conditions precedent set forth in Section 8 hereof:

(a)New Borrower hereby joins in, assumes, adopts and becomes a “Borrower” under the Credit Agreement and with respect to all Loans and Obligations made and incurred pursuant thereto. New Borrower hereby becomes a party to the Credit Agreement, the Notes and the other Financing Documents applicable to it as a “Borrower” and all references to “Borrower” or “Borrowers” contained in the Financing Documents are hereby deemed for all purposes to also refer to and include New Borrower, and New Borrower hereby agrees to comply with all of the terms and conditions of the Financing Documents as if New Borrower was an original signatory thereto.

(b)Without limiting the generality of the provisions of subparagraph (a) above, New Borrower is hereby jointly and severally liable, along with all other Borrowers, for all existing and future Loans and other Obligations incurred at any time by any one or more Borrowers under the Financing Documents.

(c)Notwithstanding anything to the contrary set forth herein, each Borrower acknowledges and agrees that, as of the date hereof, Agent has not completed its due diligence of New Borrower, and therefore, the Accounts of New Borrower shall not be deemed to be Eligible Accounts, and consequently, such Accounts shall not be included in the Borrowing Base unless and until Agent has determined, in its sole and absolute discretion, to include such New Borrower’s Accounts, or a portion thereof, in the Borrowing Base as Eligible Accounts, including, but not limited to, the satisfaction of the completion or delivery of each of the post-closing obligations listed on Schedule 7.4(C) attached hereto.  Furthermore, prior to any New Borrower’s Accounts’ inclusion in the Borrowing Base, Agent shall have received tax lien, judgment lien and Uniform Commercial Code searches from all jurisdictions reasonably required by Agent for New Borrower, and such searches shall verify that Agent, for the benefit of the Lenders, will have a first priority security interest in the Collateral owned by New Borrower, subject only to Permitted Liens.  Borrowers agree to assist Agent in its completion of its due diligence of New Borrower.

3.Limited Consent for Subject Acquisitions. At the request of and as an accommodation to Credit Parties and subject to the strict compliance with the terms, conditions and requirements set forth herein (including, without limitation, satisfaction of each of the conditions set forth in Section 11 below), Agent and Lenders hereby consent to the Subject Acquisitions (as defined in this Amendment), the documentation for which, including the Subject Acquisition Documents Acquisitions (as defined in this Amendment), shall be in form and substance acceptable to Agent, in its sole discretion; provided, however, that no amount of the Loans shall be towards the Subject Acquisitions and the use of proceeds of Loans towards the Subject Acquisitions shall not be a permitted use under Section 4.7 of the Credit Agreement.  Pursuant to this limited consent, the Subject Acquisitions shall be deemed to be “Permitted Acquisitions” under the Credit Agreement. The limited consent set forth in this Section 3 is effective solely for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) except as expressly provided herein, be a consent to any amendment, waiver or modification of any term or condition of the Credit Agreement or of any other Financing Document; (b) prejudice any right that Agent or the Lenders have or may have in the future under or in connection with the Credit Agreement or any other Financing Document; (c) waive any Event of Default that exists as of the date hereof; or (d) establish a custom or course of dealing among any of the Credit Parties, on the one hand, or Agent or any Lender, on the other hand.

4.Amendment to Credit Agreement.

(a)Legend.  The following legend is added to the beginning of the Credit Agreement:

REFERENCE IS MADE TO THAT CERTAIN INTERCREDITOR AGREEMENT, DATED AS OF SEPTEMBER 15, 2017 (AS AMENDED, RESTATED, SUPPLEMENTED OR MODIFIED FROM TIME TO TIME, THE “INTERCREDITOR AGREEMENT”), BY AND AMONG JACKSON INVESTMENT GROUP, LLC, A GEORGIA LIMITED LIABILITY COMPANY, (“TERM NOTE PURCHASER”), STAFFING 360 SOLUTIONS, INC., A DELAWARE CORPORATION (“PARENT”), CERTAIN OF THE PARENT’S SUBSIDIARIES PARTY THERETO AND MIDCAP FUNDING X TRUST, IN ITS CAPACITY AS AGENT (TOGETHER WITH ITS AFFILIATES AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, “AGENT”) FOR THE ABL LENDERS (AS DEFINED IN THE INTERCREDITOR AGREEMENT), AND EACH HOLDER AND TRANSFEREE OF THIS INSTRUMENT OR AGREEMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE INTERCREDITOR AGREEMENT.  EACH PERSON THAT BENEFITS FROM THE SECURITY HEREUNDER, BY ACCEPTING THE BENEFITS OF THE SECURITY PROVIDED HEREBY, (I) CONSENTS (OR IS DEEMED TO CONSENT), TO THE SUBORDINATION OF LIENS PROVIDED FOR IN THE INTERCREDITOR AGREEMENT, (II) AGREES (OR IS DEEMED TO AGREE) THAT IT WILL BE BOUND BY, AND WILL TAKE NO ACTIONS CONTRARY TO, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT, (III) AUTHORIZES (OR IS DEEMED TO AUTHORIZE) THE TERM NOTE PURCHASER ON BEHALF OF SUCH PERSON TO ENTER INTO, AND PERFORM UNDER, THE INTERCREDITOR AGREEMENT AND (IV) ACKNOWLEDGES (OR IS DEEMED TO ACKNOWLEDGE) THAT A COPY OF THE INTERCREDITOR AGREEMENT WAS DELIVERED, OR MADE AVAILABLE, TO SUCH PERSON.  NOTWITHSTANDING ANY OTHER PROVISION CONTAINED HEREIN, THIS AGREEMENT, THE LIENS CREATED HEREBY AND THE RIGHTS, REMEDIES, DUTIES AND OBLIGATIONS PROVIDED FOR HEREIN ARE SUBJECT IN ALL RESPECTS TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT.  IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THIS AGREEMENT AND THE INTERCREDITOR AGREEMENT, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL CONTROL.

(b)Section 1.1 – (New Defined Term). Section 1.1 of the Credit Agreement is hereby amended to add each of the below defined terms in their alphabetical order:

“Butler Acquisition” means the acquisition by Longbridge of all of the outstanding capital stock of Butler Holdings, pursuant to the Butler Acquisition Agreement, whereupon the Butler Entities will become wholly-owned Subsidiaries of Longbridge.

“Butler Acquisition Agreement” means that certain Agreement dated as of September 15, 2017, among Longbridge, the Company, David Rhys Leyshon, David John Kennedy, Alison Leyshon, John Docherty, Simon Bartington and the other Persons party thereto as “Sellers”, together with all schedules, exhibits and annexes thereto, as amended, restated, supplemented or modified from time to time.

“Butler Acquisition Documents” means, collectively, the Butler Acquisition Agreement and all other agreements, documents and instruments executed and delivered by the Parent and/or Longbridge to the any of the Sellers (as such term is defined in the Butler Acquisition Agreement) in connection with the Butler Acquisition.

“Butler Entities” means, collectively, Butler Holdings and CBS Butler.

“Butler Holdings” means CBS Butler Holdings Limited, a company organized under the laws of England and Wales.

“CBS Butler” means CBS Butler Limited, a company organized under the laws of England and Wales, a wholly-owned Subsidiary of Butler Holdings.

“Eighth Amendment Closing Date” means September 15, 2017.

“Eligible Unbilled Account” means an Account of a Borrower arising in the ordinary course of such Borrower’s business and which Agent, in its sole discretion, shall deem to be an Eligible Unbilled Account, based on such considerations as Agent may from time to time deem appropriate; provided, that any such Account shall cease to be an Eligible Unbilled Account on the date which it becomes evidenced by an invoice or similar document.  Without limiting the foregoing, each Eligible Unbilled Account shall be an Account that (i) is properly billable in accordance with the applicable contract (with no additional performance required by any Person, and no condition to payment, other than receipt of an appropriate invoice), (ii) would constitute an Eligible Account, except such Account has not been billed, (iii) will be billed in the next seven (7) days and (iv) may, in accordance with GAAP, be included as current assets of such Borrower, even though such amount has not been billed.

“FirstPro Acquisition” means the acquisition by S360 Georgia of substantially all of the assets of the staffing and recruitment services business of Firstpro Inc., a Georgia corporation, and Firstpro LLC, a Georgia limited liability, pursuant to the FirstPro Acquisition Agreement.

“FirstPro Acquisition Agreement” means that certain Asset Purchase Agreement dated as of September 15, 2017, among S360 Georgia, Firstpro Inc., a Georgia corporation and Firstpro LLC, a Georgia limited liability, the other Persons party thereto as “Principals”, together with all schedules, exhibits and annexes thereto, as amended, restated, supplemented or modified from time to time.

“FirstPro Acquisition Documents” means, collectively, the FirstPro Acquisition Agreement and all other agreements, documents and instruments executed and delivered by the Parent and/or S360 Georgia to the any of the “Sellers” (as such term is defined in the FirstPro Acquisition Agreement) in connection with the FirstPro Acquisition.

“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of September 15, 2017, by and among Agent, JIG, Parent and Subsidiaries of the Parent named therein, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“JIG” means Jackson Investment Group, LLC, a Georgia limited liability company.

“Longbridge” means Longbridge Recruitment 360 Limited, a company organized under the laws of England and Wales

“Subject Acquisition Agreements” means, collectively, the Butler Acquisition Agreement and the FirstPro Acquisition Agreement.

“Subject Acquisition Documents” means, collectively, the Butler Acquisition Documents and the FirstPro Acquisition Documents.

“Subject Acquisitions” means, collectively, the Butler Acquisition, and the FirstPro Acquisition.

(c)Section 1.1 (Amended and Restated Definitions).  The defined terms “Borrowing Base,” “Commitment Expiry Date,” “Excluded Subsidiary,” “Subordination Agreement” and “Subordinated Debt Documents” in Section 1.1 of the Credit Agreement are hereby amended and restated, respectively, in their entirety as follows:

“Borrowing Base” means:

(a)the product of (i) eighty-five percent (85%) multiplied by (ii) the aggregate net amount at such time of the Eligible Accounts, less the amount, if any, of the Dilution Reserve; plus

(b)the least of (A) the product of (i) eighty-five percent (85%) multiplied by (ii) the aggregate net amount at such time of the Unbilled Eligible Accounts, less the amount, if any, of the Dilution Reserve, (B) ten percent (10%) of the total amount of the Borrowing Base at such time and (C) $1,300,000; minus

(c)the amount of any reserves and/or adjustments provided for in this Agreement.

“Commitment Expiry Date” means the date that is five (5) years following the Closing Date.

“Excluded Subsidiary” means Control Solutions International Inc., a Florida corporation, Canada Control Solutions International, Inc., a British Columbia company, Staffing Alliance, and the following companies organized under the laws of England and Wales: BB Professional Solutions Ltd.,  Longbridge Recruitment (Technology Solutions) Ltd., Longbridge Recruitment (Sales and Marketing)

Ltd., Longbridge Recruitment (Technical) Ltd., Longbridge Recruitment (Law) Ltd., Staffing 360 Solutions (UK) Limited,   Staffing 360 Solutions Limited, CBS Butler Holdings Limited and CBS Butler Holdings Limited.

“Subordination Agreement” means any agreement between Agent and another creditor of Credit Parties, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, pursuant to which the Debt owing from any Credit Party Grantor (s) and/or the Liens securing such Debt granted by any Credit Party Grantor (s) to such creditor are subordinated in any way to the Obligations and the Liens created under the Security Documents, the terms and provisions of such Subordination Agreements to have been agreed to by and be acceptable to Agent in the exercise of its sole discretion.  For purposes hereof, the Intercreditor Agreement is a “Subordination Agreement”.

“Subordinated Debt Documents” means any documents evidencing and/or securing Debt governed by a Subordination Agreement, including without limitation, the JIG Note and Warrant Purchase Agreement, all of which documents must be in form and substance acceptable to Agent in its sole discretion (it being understood that the JIG Note Purchase Agreement delivered to the Agent on the Eighth Amendment Closing Date is in form and substance acceptable to Agent as of the Eighth Amendment Closing Date).

(d)Section 1.1 – (JIG Note and Warrant Purchase Agreement). The definition of “JIG Note and Warrant Purchase Agreement” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“JIG Note Purchase Agreement” means that certain Amended and Restated Note Purchase Agreement, dated as of September 15, 2017, by and among the Parent, the Borrowers, certain other subsidiaries of the Parent, and JIG.

(e)Section 1.1 – (Permitted Liens). The definition of “Permitted Debt” in Section 1.1 of the Credit Agreement is hereby amended by adding clause (k) to the end thereof to read as follow:

and (k) Debt incurred in the ordinary course of Borrower’s business pursuant to any service or facility extended to Borrowers or procured for Borrowers by means of a full-recourse agreement in an aggregate amount not to exceed $50,000 at any time outstanding with respect to (i) credit cards, (ii) credit card processing services or (iii) ACH transactions.

(f)Section 1.1 – (Permitted Liens). Clause (f) of the definition of “Permitted Liens” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(f) Liens in favor of JIG, but only if subject to the Intercreditor Agreement

(g)Section 2.2(f) (Deferred Revolving Loan Origination Fee).  Section 2.2(f) is hereby amended and restated in its entirety to read as follows:

Deferred Revolving Loan Origination Fee.  If Lenders’ funding obligations in respect of the Revolving Loan Commitment under this Agreement terminate for any reason (whether by voluntary termination by Borrowers, by reason of the occurrence of an Event of Default or otherwise, except a termination pursuant to the applicable provisions of Section 2.1(c) above) and more than sixty (60) days prior to the Commitment Expiry Date, Borrowers shall pay to Agent, for the benefit of all Lenders committed to make Revolving Loans on the Eighth Amendment Closing Date, a fee as compensation for the costs of such Lenders being prepared to make funds available to Borrowers under this Agreement, equal to an amount determined by multiplying the Revolving Loan Commitment by the following applicable percentage amount:  2% for the first and second year following the Eighth Amendment Closing Date and 1% thereafter. All fees payable pursuant to this paragraph shall be deemed fully earned and non-refundable as of the Eighth Amendment Closing Date.

(h)Section 2.2(i) (Audit Fees).  Section 2.2(i) is hereby amended and restated in its entirety to read as follows:

Audit Fees.  Borrowers shall pay to Agent, for its own account and not for the benefit of any other Lenders, all reasonable fees and expenses in connection with audits and inspections of Borrowers’ books and records, and with audits, valuations or appraisals of the Collateral, audits of Borrowers’ compliance with applicable Laws and such other matters as Agent shall deem appropriate, which shall be due and payable on the first Business Day of the month following the date of issuance by Agent of a written request for payment thereof to Borrowers; provided, however, that, unless a Default or an Event of Default exists, Borrowers shall not be responsible for the fees and expenses of more than three (3) such audits and inspections in any consecutive 12 month period; provided further, however, that, unless a Default or an Event of Default exists, Borrowers shall not be responsible for the fees and expenses of more than two (2) such audits and inspections in any consecutive 12 month period if, and only if, the average daily balance of the Revolving Loan Outstandings during the immediately preceding trailing 12 month period is less than seventy-five percent (75%) of the Revolving Loan Commitment.

(i)Section 5.4 (Restrictive Agreements).  The reference in Section 5.4 to “JIG Note and Warrant Purchase Agreement” is hereby amended to read “JIG Note Purchase Agreement.”

(j)Section 6.2 (Fixed Charge Coverage Ratio). Section 6.2 is hereby amended and restated in its entirety to read as follows:

Fixed Charge Coverage Ratio.  Commencing with the Fiscal Month ending November 28, 2015 and until such time as all Obligations are paid, satisfied and discharged in full, the Credit Parties shall not, as of the end of any Fiscal Month, permit the Fixed Charge Coverage Ratio for the period of trailing twelve Fiscal Months most recently ended on or prior to such date to be less than (i) 1.0x commencing with the Fiscal Month ending in November, 2015 through and including the Defined Period ending in April, 2016, (ii) 1.05x commencing with the Fiscal Month ending in May, 2016 through and including the Defined Period ending in August, 2017 and (iii) 1.00x commencing with the Fiscal Month ending in December, 2017 and thereafter.  For illustrative purposes, it is hereby agreed that the applicable measurement period for the Fiscal Month ending November 28, 2015 shall be from November 29, 2014 to November 28, 2015 (“Trailing Twelve Fiscal Months” or “TTM’; each TTM measurement period herein referred to as a “Defined Period”).

(k)Section 6.3 (Minimum Liquidity). Section 6.3 is hereby amended and restated in its entirety to read as follows:

Minimum Liquidity.  Commencing August 31, 2015 and until such time as all Obligations are paid, satisfied and discharged in full, the Credit Parties shall, as of the end of any month, have Minimum Liquidity equal to or in excess of (i) $3,000,000 as of the end of any month through and including the month ending August 31, 2017 and (ii) 1,000,000 as of the end of any month thereafter.

(l)Schedules to the Credit Agreement.  Each Borrower hereby agrees that the specific schedules attached hereto as Exhibit A, are true and correct having been revised and updated to reflect the joinder of the New Borrower as a “Borrower” under the Financing Documents and shall be deemed to be given as of the Eighth Amendment Closing Date and replace the corresponding schedules to the Credit Agreement to which they apply and shall be attached thereto and become a part thereof.

5.Waiver of Deferral Fee Upon Effective Date.  Upon the Effective Date (as defined below), Agent and Lenders hereby waive the deferral fee described in Section 2(c) of Amendment No. 7, and such deferral fee shall not be due and payable.

6.Payment of Past Due Taxes. Borrowers and Parent agree that, following the Eighth Amendment Closing Date, any (i) cash contributions received from shareholders of Parent or (ii) other extraordinary receipts by Borrowers or Parent outside the Ordinary Course of Business, shall first be used immediately to repay any past due amounts for Taxes.

7.Confirmation of Representations and Warranties; Reaffirmation of Security Interest.

(a)Each Borrower including, without limitation, New Borrower, hereby confirms that all of the representations and warranties set forth in Article 3 of the Credit Agreement are true and correct in all material respects with respect to such Borrower as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, and covenants to perform its respective obligations under the Credit Agreement.  To induce Agent and Lender to enter into this Agreement, Borrowers and Parent further represent and warrant that:

(i) no Default or Event of Default has occurred or is continuing as of the date hereof;

(ii)as of the date hereof and, immediately after giving effect to this Amendment and the transactions contemplated hereby, the representations and warranties of Borrowers contained in the Financing Documents are true and correct in all material respects (or if any representation or warranty is qualified with respect to materiality, in all respects) on and as of the date hereof to the same extent as though made on and as of such date except to the extent such representations and warranties specifically relate to an earlier date; and

(iii)the execution, delivery and performance by Borrowers and Parent of this Amendment are within each of its corporate powers and have been duly authorized by all necessary corporate action, and this Amendment is the legal, valid and binding obligation of Borrowers and Parent enforceable against Borrowers and Parent in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by equitable principles, and neither the execution, delivery or performance by Borrowers and Parent of this Agreement (A) violates any Law, or any other rule or decree of any Governmental Authority, (B) conflicts with or results in the breach or termination of, constitutes a default under or accelerates any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Borrowers or Parent is a party or by which Borrowers or Parent or any of its property is bound, except for such conflicts, breaches, terminations, defaults or accelerations that would not reasonably be expected to have a Material Adverse Effect, (C) results in the creation or imposition of any Lien upon any of the Collateral, (D) violates or conflicts with the by-laws or other organizational documents of Borrowers and Parent, or (E) requires the consent, approval or authorization of, or declaration or filing with, any other Person, except for those already duly obtained.

(b)Each Borrower and Parent confirms and agrees that all security interests and Liens granted to Agent continue in full force and effect, and all Collateral remains free and clear of any Liens, other than those granted to Agent and Permitted Liens. Nothing herein is intended to impair or limit the validity, priority or extent of Agent’s security interests in and Liens on the Collateral.  For the avoidance of any doubt, the Collateral secures repayment of the Obligations and the Affiliated Obligations, and in furtherance thereof, Borrowers and Parent hereby reaffirm the grant to Agent, for the benefit of itself and Lenders, of a continuing first priority Lien on and security interest in all of the Collateral as security for the payment and performance of the Obligations, and for the payment and performance of all obligations under the Affiliated Financing Documents.

8.Enforceability. This Amendment constitutes the legal, valid and binding obligation of each Borrower and Parent, and is enforceable against each Borrower and Parent in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

9.Costs and Fees. Borrowers shall be responsible for the payment of all reasonable costs and fees of Agent’s counsel incurred in connection with the preparation of this Amendment and any related documents.  If Agent or any Lender uses in-house counsel for any of these purposes, Borrowers further agree that the Obligations include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by Agent or such Lender for the work performed.  Borrowers hereby authorize Agent to deduct all of such fees set forth in this Section 9.

10.Grant and Reaffirmation of Security Interest.

(a)Consistent with the intent of the parties and in consideration of the accommodations set forth herein, as further security for the prompt payment in full of all Obligations, and without limiting any other grant of a Lien and security interest in any Security

Document, New Borrower hereby assigns and grants to Agent, for the benefit of itself and Lenders, a continuing first priority Lien on and security interest in, upon, and to the now owned and hereafter acquired Collateral set forth on Exhibit B attached hereto and made a part hereof in which New Borrower has rights.  New Borrower hereby authorizes Agent to file UCC-1 financing statements against New Borrower covering the Collateral owned by New Borrower in such jurisdictions as Agent shall deem necessary, prudent or desirable to perfect and protect the liens and security interests granted to Agent hereunder.

(b)Each of the Existing Borrowers confirms and agrees that:  (i) all security interests and liens granted to Agent continue in full force and effect, and (ii) all Collateral remains free and clear of any liens other than liens in favor of Agent and Permitted Encumbrances.  Nothing herein contained is intended to impair or limit the validity, priority and extent of Agent’s security interest in and liens upon the Collateral.

11.Conditions to Effectiveness. This Amendment shall become effective as of the date on which each of the following conditions has been satisfied (the “Effective Date”):

(a)Amendment.  Borrowers and Parent shall have delivered to Agent this Amendment, duly executed by an authorized officer of each Credit Party.

(b)Repayment of Term Loan and Additional Term Loan.   The Agent shall have received from Borrowers irrevocable repayment in full as of September 18, 2017 of all Obligations with respect to the Term Loan and the Additional Term Loan.

(c)Representations and Warranties.  All representations and warranties of Borrowers contained herein shall be true and correct in all material respects as of the Effective Date except to the extent such representations and warranties specifically relate to an earlier date (and such parties’ delivery of their respective signatures hereto shall be deemed to be their certification thereof).

(d)Searches.  Agent shall have received UCC, tax, judgment and lien search results with respect to each Credit Party, the Butler Entities and the “Sellers” as defined under the FirstPro Acquisition Agreement, from all appropriate jurisdictions and filing offices as requested by the Agent, with results satisfactory to the Agent, together with executed originals of such termination statements, releases and cancellations of mortgages required by the Agent in connection with the removal of any Liens (other than Permitted Liens) against the assets of the Credit Parties and the assets and equity interests being acquired pursuant to the Subject Acquisition Agreements;

(e)Secretary’s Certificates.  Agent shall have received a Secretary Certificate for each Credit Party, together with attached copies of the certificate of formation, organization or jurisdictional equivalent of each Credit Party and all amendments thereto certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, together with the bylaws, operating agreement or equivalent document, in each case, certified by the relevant secretary or manager of such Credit Party as of a recent date; and (b) good standing certificates or jurisdictional equivalent for each Credit Party, issued by the relevant Secretary of State and or equivalent governmental authority in which such Credit Party is organized, in each case as of a recent date; (c) a copy of resolutions adopted by the governing board of each Credit Party, authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents to which such Credit Party is a party certified as true, complete and correct by the relevant secretary of manager of such Transaction as of a recent date; and (d) specimen signatures of the officers or members of each Credit Party executing the Agreement and the other Transaction Documents, certified as genuine by the relevant secretary or manager of such Credit Party;

(f)Opinions.  Agent shall have received a favorable legal opinion of (i) Haynes & Boone, LLP, counsel to the Credit Parties, (ii) Law Offices of Keith A. Minoff, P.C., special Massachusetts counsel to the Credit Parties, and (iii) special Georgia counsel to the Credit Parties with respect to the New Borrower, each addressed to the Agent, covering such matters relating to the transactions contemplated hereby as the Agent may reasonably request, and in form and scope reasonably satisfactory to Agent and its counsel;

(g)Fees and Expenses.  Agent shall have received from Borrowers of all of the fees owing pursuant to this Amendment and Agent’s reasonable out-of-pocket legal fees and expenses; and

(h)Closing Checklist. Agent shall have received from Credit Parties each agreement, document and instrument set forth on the closing checklist prepared by Agent or its counsel, each in form and substance satisfactory to Agent, and such other closing deliverables reasonably requested by Agent and Lenders, each to the satisfaction of Agent and Lenders and their respective counsel in their sole discretion.

12.Post-Eighth Amendment Closing Requirements.  Borrowers shall complete each of the post-closing obligations and/or provide to Agent each of the documents, instruments, agreements and information listed on Schedule 7.4(C) attached hereto on or before the date set forth for each such item thereon, each of which shall be completed or provided in form and substance satisfactory to Agent. The failure of any Borrower or of Parent to complete and satisfy any of the obligations set forth on Schedule 7.4(C) on or before the date indicated therein, or the failure of any Borrower or of Parent to deliver any of the listed items on Schedule 7.4(C) or before the date indicated therein, shall constitute an immediate and automatic Event of Default.

13.Release.  Each Borrower, voluntarily, knowingly, unconditionally and irrevocably, with specific and express intent, for and on behalf of itself and all of its respective parents, subsidiaries, affiliates, members, managers, predecessors, successors, and assigns, and each of their respective current and former directors, officers, shareholders, agents, and employees (collectively, “Releasing Parties”), does hereby fully and completely release, acquit and forever discharge each Indemnitee (as defined in the Credit Agreement) of and from any and all actions, causes of action, suits, debts, disputes, damages, claims, obligations, liabilities, costs, expenses and demands of any kind whatsoever, at law or in equity, whether matured or unmatured, liquidated or unliquidated, vested or contingent, choate or inchoate, known or unknown that the Releasing Parties (or any of them) has against the Indemnitees (or any of them), whether directly or indirectly.  Each Borrower acknowledges that the foregoing release is a material inducement to Agent’s and Lender’s decision to enter into this Amendment and to agree to the modifications contemplated hereunder.

14.No Waiver or Novation.  The execution, delivery and effectiveness of this

Amendment shall not operate as a waiver of any right, power or remedy of Agent, nor constitute a waiver of any provision of the Credit Agreement, the Financing Documents or any other documents, instruments and agreements executed or delivered in connection with any of the foregoing. Nothing herein is intended or shall be construed as a waiver of any existing Defaults or Events of Default under the Credit Agreement or other Financing Documents or any of Agent’s rights and remedies in respect of such Defaults or Events of Default.  This Amendment (together with any other document executed in connection herewith) is not intended to be, nor shall it be construed as, a novation of the Credit Agreement.

15.Affirmation.  Except as specifically amended pursuant to the terms hereof, the Credit Agreement and all other Financing Documents (and all covenants, terms, conditions and agreements therein) shall remain in full force and effect, and are hereby ratified and confirmed in all respects by Borrowers.  Each Borrower covenants and agrees to comply with all of the terms, covenants and conditions of the Credit Agreement (as amended hereby) and the Financing Documents, notwithstanding any prior course of conduct, waivers, releases or other actions or inactions on Agent’s or any Lender’s part which might otherwise constitute or be construed as a waiver of or amendment to such terms, covenants and conditions.

16.Miscellaneous.

(a)Reference to the Effect on the Credit Agreement. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of similar import shall mean and be a reference to the Credit Agreement, as amended by this Amendment.  Except as specifically amended above, the Credit Agreement, and all other Financing Documents (and all covenants, terms, conditions and agreements therein), shall remain in full force and effect, and are hereby ratified and confirmed in all respects by Borrowers.

(b)Incorporation of Credit Agreement Provisions.  The provisions contained in Section 11.6 (Indemnification), Section 12.8 (Governing Law; Submission to Jurisdiction) and Section 12.9 (Waiver of Jury Trial) of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety.

(c)Headings.  Section headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(d)Counterparts.  This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  Signatures by facsimile or by electronic mail delivery of an electronic version (e.g., .pdf or .tif file) of an executed signature page shall be treated as delivery of an original and shall bind the parties hereto. This Amendment constitutes the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

Exhibit 10.2

IN WITNESS WHEREOF, intending to be legally bound, and intending that this document constitute an agreement executed under seal, the undersigned have executed this Amendment under seal as of the day and year first hereinabove set forth.

AGENT:MIDCAP FUNDING X TRUST

By:          Apollo Capital Management, L.P.,

                its investment manager

By:          Apollo Capital Management GP, LLC,

                its general partner

By: _/s/ Maurice Amsellem____________(SEAL)

Name:  Maurice Amsellem

Title: Authorized Signatory

LENDER:MIDCAP FUNDING X TRUST

By:          Apollo Capital Management, L.P.,

                its investment manager

By:          Apollo Capital Management GP, LLC,

                its general partner

By: _/s/ Maurice Amsellem____________(SEAL)

Name:  Maurice Amsellem

Title: Authorized Signatory

Exhibit 10.2

EXISTING BORROWERS:	MONROE STAFFING SERVICES, LLC, a Delaware limited liability company By:_/s/ Matt Briand______________(Seal) Name: Matt Briand Title: President
PEOPLESERVE, INC., a Massachusetts corporation By:_/s/ Matt Briand______________(Seal) Name: Matt Briand Title: Vice President	FARO RECRUITMENT AMERICA, INC., a New York corporation By:_/s/ Matt Briand______________(Seal) Name: Matt Briand Title: President
LIGHTHOUSE PLACEMENT SERVICES, INC., a Massachusetts corporation By:_/s/ Matt Briand______________(Seal) Name: Matt Briand Title: Vice President	PEOPLESERVE PRS, INC., a Massachusetts corporation By:_/s/ Matt Briand______________(Seal) Name: Matt Briand Title: Vice President
NEW BORROWER:	STAFFING 360 GEORGIA, LLC, a Georgia limited liability company By:_/s/ Matt Briand______________(Seal) Name: Matt Briand Title: Vice President

PARENT: STAFFING 360 SOLUTIONS, INC., a Delaware corporation By:_/s/ Matt Briand______________(Seal) Name: Matt Briand Title: President & CEO

Signature Page to

Amendment No. 8 and Joinder Agreement to Credit and Security Agreement and Limited Consent